EXHIBIT 32.2

Certification Pursuant to Section 1350 of Title 18 of the United States Code, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Cory T. Walker, the chief financial officer of Brown & Brown, Inc., hereby certify, in my capacity as an officer of Brown & Brown, Inc. and to my actual knowledge, that:

(1)	the Quarterly Report on Form 10-Q of Brown & Brown, Inc. for the quarterly period ended September 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Brown & Brown, Inc. and its subsidiaries.

Date: November 13, 2003.

/s/ CORY T. WALKER

Cory T. Walker Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Brown & Brown, Inc. and will be retained by Brown & Brown, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.